Exhibit 8.1

LIST OF SUBSIDIARIES

	Consolidated subsidiaries	Jurisdiction of Incorporation
1.	Korea Hydro & Nuclear Power Co., Ltd.	Korea
2.	Korea South-East Power Co., Ltd.	Korea
3.	Korea Midland Power Co., Ltd.	Korea
4.	Korea Western Power Co., Ltd.	Korea
5.	Korea Southern Power Co., Ltd.	Korea
6.	Korea East-West Power Co., Ltd.	Korea
7.	KEPCO Engineering & Construction Company, Inc.	Korea
8.	KEPCO Plant Service & Engineering Co., Ltd.	Korea
9.	KEPCO Nuclear Fuel Co., Ltd.	Korea
10.	KEPCO KDN Co., Ltd.	Korea
11.	Garolim Tidal Power Plant Co., Ltd.	Korea
12.	KEPCO International HongKong Ltd.	Hong Kong
13.	KEPCO International Philippines Inc.	Philippines
14.	KEPCO Gansu International Ltd.	Hong Kong
15.	KEPCO Philippines Holdings Inc.	Philippines
16.	KEPCO Philippines Corporation	Philippines
17.	KEPCO Ilijan Corporation	Philippines
18.	KEPCO Lebanon SARL	Lebanon
19.	KEPCO Neimenggu International Ltd.	Hong Kong
20.	KEPCO Shanxi International Ltd.	Hong Kong
21.	KOMIPO Global Pte Ltd.	Singapore
22.	KEPCO Canada Energy Ltd.	Canada
23.	KEPCO Netherlands B.V.	Netherlands
24.	KOREA Imouraren Uranium Investment Corp.	France
25.	KEPCO Australia Pty., Ltd.	Australia
26.	KOSEP Australia Pty., Ltd.	Australia
27.	KOMIPO Australia Pty., Ltd.	Australia
28.	KOWEPO Australia Pty., Ltd.	Australia
29.	KOSPO Australia Pty., Ltd.	Australia
30.	KEPCO Middle East Holding Company	Bahrain
31.	Qatrana Electric Power Company	Jordan
32.	KHNP Canada Energy, Ltd.	Canada
33.	KEPCO Bylong Australia Pty., Ltd.	Australia
34.	Korea Waterbury Uranium Limited Partnership	Canada
35.	Korea Electric Power Nigeria Ltd.	Nigeria
36.	KEPCO Holdings de Mexico	Mexico
37.	KST Electric Power Company	Mexico
38.	KEPCO Energy Service Company	Mexico
39.	KEPCO Netherlands S3 B.V.	Netherlands
40.	PT. KOMIPO Pembangkitan Jawa Bali	Indonesia
41.	PT. Cirebon Power Service	Indonesia
42.	KOWEPO International Corporation	Philippines
43.	KOSPO Jordan LLC	Jordan
44.	EWP Philippines Corporation	Philippines
45.	EWP America Inc.	USA
46.	EWP Renewable Corporation	USA
47.	DG Fairhaven Power, LLC	USA
48.	DG Whitefield, LLC	USA
49.	Springfield Power, LLC	USA

	Consolidated subsidiaries	Jurisdiction of Incorporation
50.	KNF Canada Energy Limited	Canada
51.	PT KEPCO Resource Indonesia	Indonesia
52.	EWP Barbados 1 SRL	Barbados
53.	California Power Holdings, LLC	USA
54.	Gyeonggi Green Energy Co., Ltd.	Korea
55.	PT. Tanggamus Electric Power	Indonesia
56.	Gyeongju Wind Power Co., Ltd.	Korea
57.	KOMIPO America Inc.	USA
58.	EWPRC Biomass Holdings, LLC	USA
59.	KOSEP USA, INC.	USA
60.	PT. EWP Indonesia	Indonesia
61.	KEPCO Netherlands J3 B.V.	Netherlands
62.	Korea Offshore Wind Power Co., Ltd.	Korea
63	Global One Pioneer B.V.	Netherlands
64	Global Energy Pioneer B.V.	Netherlands
65.	Mira Power Limited	Pakistan
66.	KOSEP Material Co., Ltd.	Korea
67.	Commerce and Industry Energy Co., Ltd.	Korea
68.	KEPCO Singapore Holdings Pte., Ltd.	Singapore
69.	KOWEPO India Private Limited	India
70.	KEPCO KPS Philippines Corp.	Philippines
71.	KOSPO Chile SpA	Chile
72.	PT. KOWEPO Sumsel Operation And Maintenance Services	Indonesia
73.	HeeMang Sunlight Power Co., Ltd.	Korea
74.	Fujeij Wind Power Company	Jordan
75.	KOSPO Youngnam Power Co., Ltd.	Korea
76.	HI Carbon Professional Private Special Asset Investment Trust 1 (formerly, Global One Carbon Private Equity Investment Trust 2)	Korea
77.	Chitose Solar Power Plant LLC	Japan
78.	KEPCO Energy Solution Co. Ltd.	Korea
79.	Solar School Plant Co., Ltd.	Korea
80.	KOSPO Power Services Limitada	Chile
81.	Energy New Industry Specialized Investment Private Investment Trust	Korea
82.	KOEN Bylong Pty., Ltd.	Australia
83.	KOMIPO Bylong Pty., Ltd.	Australia
84.	KOWEPO Bylong Pty., Ltd.	Australia
85.	KOSPO Bylong Pty., Ltd.	Australia
86.	EWP Bylong Pty., Ltd.	Australia
87.	KOWEPO Lao International	Laos
88.	KEPCO US Inc.	USA
89.	KEPCO Alamosa LLC	USA
90.	Cogentrix Solar Services, LLC	USA
91.	Solar Investments I, LLC	USA
92.	Cogentrix of Alamosa, LLC	USA
93.	KEPCO-LG CNS Mangilao Holdings LLC	USA
94.	Mangilao Investment LLC	USA
95.	KEPCO-LG CNS Mangilao Solar, LLC	USA
96.	Jeju Hanlim Offshore Wind Co., Ltd.	Korea
97.	PT. Siborpa Eco Power	Indonesia
98.	BSK E-New Industry Fund VII	Korea
99.	e-New Industry LB Fund 1	Korea
100.	Songhyun e-New Industry Fund	Korea

All of the foregoing entities do business under their respective names set forth above.